UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 26, 2016
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices)(Zip Code)

(484) 583-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2016, Deirdre P. Connelly was elected to the Board of Directors of Lincoln National Corporation (“LNC”) for a one-year term, to fill an existing vacancy.  Ms. Connelly is expected to be appointed to any Committees at a future board meeting.

Ms. Connelly served as President, North American Pharmaceuticals of GlaxoSmithKline, a global pharmaceutical company, from February 2009 until her retirement in February 2015. Prior to that, she served as President - U.S. Operations of Eli Lilly and Company from June 2005 to January 2009.  She also serves on the board of Macy’s, Inc., which she joined in 2008.

As a director, Ms. Connelly will receive compensation as a non-employee director in accordance with our non-employee director compensation practices described in our Annual Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 15, 2016.  This compensation generally consists of an annual retainer in the amount of $247,000, of which $161,000 is paid in deferred stock units tied to our common stock.  The annual retainer for Ms. Connelly for the remainder of 2016 shall be pro-rated accordingly.

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)  The 2016 Annual Meeting of Shareholders of LNC was held on May 27, 2016.

(b)  Shareholders voted on the matters set forth below.

Item 1.   Election of Directors

The nominees for election to the Board of Directors were elected, each for a one-year term.  For each nominee, the votes cast for, against, abstentions, and broker non-votes were as follows:

	Aggregate Votes
				Broker
Director Nominee	For	Against	Abstentions	Non-Votes

William H. Cunningham	179,100,368	4,241,162	368,582	26,686,387

George W. Henderson, III	182,328,818	1,000,539	380,755	26,686,387

Eric G. Johnson	171,990,350	11,344,961	374,801	26,686,387

M. Leanne Lachman	173,085,360	9,600,015	1,024,737	26,686,387

William Porter Payne	182,282,576	1,044,247	383,289	26,686,387

Patrick S. Pittard	179,453,849	3,875,447	380,816	26,686,387

Isaiah Tidwell	182,233,560	1,097,779	378,773	26,686,387

Item 2.   Ratification of Auditors

The proposal to ratify the appointment of Ernst & Young LLP as LNC’s independent registered public accounting firm for 2016 was approved.  The votes cast for and against this proposal, as well as the abstentions were as follows:

Aggregate Votes

For	Against	Abstentions
208,178,310	1,817,435	400,753

There were no broker non-votes for this item.

Item 3.   Advisory Vote on Executive Compensation

The resolution to approve, on an advisory basis, the compensation of LNC’s executive officers named in the proxy statement for the 2016 Annual Meeting of Shareholders was approved.  The votes cast for and against this proposal, as well as the abstentions, were as follows:

Aggregate Votes

For	Against	Abstentions	Broker Non-Votes
171,028,154	11,500,997	1,180,597	26,686,387

Item 4.   Shareholder Proposal to Adopt Simple Majority Vote

The shareholder proposal that Board of Directors take the steps necessary to amend LNC’s Restated Articles of Incorporation and Amended and Restated Bylaws to adopt simple majority vote was approved.  The votes cast for and against this proposal, as well as the abstentions, were as follows:

Aggregate Votes

For	Against	Abstentions	Broker Non-Votes
128,356,002	54,421,500	932,311	26,686,387

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

The following exhibit is being furnished with this Form 8-K.

Exhibit Number	Description
99.1	Press release dated May 31, 2016, announcing the election of a new director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Randal J. Freitag
Name:	Randal J. Freitag
Title:	Executive Vice President and
Chief Financial Officer

Date:  May 31, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 31, 2016, announcing the election of a new director.